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                                                                   Exhibit 23.1





                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 2-80041, 2-94701, 33-2517, 33-12762, 33-12763, 33-38145,
33-50598, 33-44693, 33-55092. 33-72160 and 333-10553) of Intermagnetics General
Corporation of our report dated July 11, 1997, relating to the consolidated balance sheets of Intermagnetics General Corporation and subsidiaries as of May 25, 1997 and May 26, 1996, and the related consolidated statements of income, shareholders' equity and cash flows for each of the years in the three-year period ended May 25, 1997, and the related schedule, which report appears in the May 25, 1997 annual report on Form 10-K of Intermagnetics General Corporation.


                                             /s/ KPMG Peat Marwick LLP
                                             ----------------------------
                                             KPMG Peat Marwick LLP


Albany, New York
August 22, 1997